Exhibit 107

CALCULATION OF FILING FEE TABLES

FORM S-8

(Form Type)

TuHURA Biosciences, Inc.

(Exact Name of Registrant as Specified in its Charter)

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity
	Common Stock, $0.001 par value per share, reserved for future issuance under the TuHURA Biosciences, Inc. (f/k/a Morphogenesis, Inc.) 2019 Equity Incentive Plan	Rule 457(c) and Rule 457(h)	3,269,825(3)	$4.20	$13,733,265.00	$0.0001530	$2,101.19
	Common Stock, $0.001 par value per share, reserved for future purchase under the TuHURA Biosciences, Inc. 2024 Equity Incentive Plan	Rule 457(c) and Rule 457(h)	11,000,000(4)	$4.20	$46,200,000.00	$0.0001530	$7,068.60
	Total Offering Amounts				$59,933,265.00		$9,169.79
	Total Fee Offsets						-
	Net Fee Due						$9,169.79

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such indeterminable number of additional shares of Common Stock, $0.001 par value per share (the “Common Stock”), of the Registrant as may become issuable to prevent dilution in the event of stock splits, stock dividends or similar transactions pursuant to the terms of the and TuHURA Biosciences, Inc. (f/k/a Morphogenesis, Inc.) 2019 Equity Incentive Plan and the TuHURA Biosciences, Inc. 2024 Equity Incentive Plan.
(2)
Estimated in accordance with Rules 457(c) and (h) of the Securities Act, solely for the purpose of calculating the registration fee. The proposed maximum offering price per share of $4.20 was computed by averaging the high and low prices of a share of the Registrant’s Common Stock reported on NASDAQ on December 18, 2024, a date within five business days prior to the date of the filing of this Registration Statement.
(3)
Represents 3,269,825 shares of the Registrant’s Common Stock that were authorized for issuance under the TuHURA Biosciences, Inc. (f/k/a Morphogenesis, Inc.) 2019 Equity Incentive Plan.
(4)
Represents 11,000,000 shares of the Registrant’s Common Stock that were authorized for issuance under the TuHURA Biosciences, Inc. 2024 Equity Incentive Plan.